NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT.
INCORPORATED UNDER THE LAWS OF THE STATE OF MINNESOTA.

NUMBER 1136

1136

AUTHORIZED COMMON STOCK:
70,000,000 SHARES
NO PAR VALUE

IPTIMIZE

Optimizing
Communications for Business

SHARES **159,200**

CUSIP NO. 462636 10 9

The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended and may not be sold or otherwise transferred unless compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration provisions has been established, or unless sold pursuant to rule 144 under the Securities Act of 1933.

Countersigned & Registered
PACIFIC STOCK TRANSFER COMPANY
Las Vegas, Nevada
TRANSFER AGENT AND REGISTRAR

By: ____________________

THIS CERTIFIES THAT [illegible]

IS THE RECORD HOLDER OF ***ONE HUNDRED FIFTY NINE THOUSAND TWO HUNDRED ***

Shares of IPTIMIZE, INC. Common Stock

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated: January 24, 2006

SECRETARY

PRESIDENT

IPTIMIZE, INC.
CORPORATE
Seal
MINNESOTA